EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-81692) of JDN Realty Corporation and the related Prospectus, the Registration Statement (Form S-3 No. 333-38611) of JDN Realty Corporation and the related Prospectus, the Registration Statement (Form S-3 No. 33-90868) pertaining to the JDN Realty Corporation Dividend Reinvestment and Stock Purchase Plan and in the related Prospectus, the Registration Statement (Form S-8 No. 333-1848) pertaining to the JDN Realty Corporation 1993 Incentive Stock Plan, the JDN Realty Corporation 1993 Non-Employee Director Stock Option Plan, and the JDN Realty Corporation 1995 Employee Stock Purchase Plan and in the related Prospectus of our report dated February 15, 2002, except for the first paragraph of Note 7 and Notes 10, 22 and 24, as to which the date is November 25, 2002, with respect to the consolidated financial statements and schedules of JDN Realty Corporation for the year ended December 31, 2001 included in this Form 8-K.

/S/ ERNST & YOUNG LLP

Atlanta, Georgia
November 25, 2002